Exhibit 10.2

RENAISSANCERE HOLDINGS LTD.

2016 RESTRICTED STOCK UNIT PLAN

1. PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of phantom equity in the form of Restricted Stock Units to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of shareholder value.

2. DEFINITIONS.

(a) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, with respect to a Participant and in the absence of a Restricted Stock Unit Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Restricted Stock Unit following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is a Restricted Stock Unit Agreement or Participant Agreement defining Cause, “Cause”

shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Restricted Stock Unit Agreement or Participant Agreement are complied with.

(d) “Change in Control” means:

(i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(ii) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s shareholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company

Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no Person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(iv) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(f) “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(g) “Company” means RenaissanceRe Holdings Ltd., a Bermuda company, and its successors by operation of law.

(h) “Effective Date” means November 10, 2016.

(i) “Eligible Person” means (i) each employee and officer of the Company or any of its Affiliates; (ii) each non-employee director of the Company or any of its Affiliates; (iii) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, shareholder or partner) and who is designated as eligible by the Committee; and (iv) any natural Person who has been offered employment by the Company or its Affiliates; provided that such prospective employee may not receive any payment relating to the settlement of Restricted Stock Units until such Person has commenced employment with the Company or any of its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(j) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(k) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(l) “Good Reason” means, with respect to a Participant and in the absence of a Restricted Stock Unit Agreement or Participant Agreement otherwise defining Good Reason, without the Participant’s consent, (i) a material diminution in the Participant’s employment duties, responsibilities, or authority, or the assignment to the Participant of duties that are materially inconsistent with his or her position; (ii) a material reduction in the Participant’s base salary or target annual bonus or incentive compensation opportunity; or (iii) a relocation of the Participant’s principal place of employment to a location more than thirty-five (35) miles farther from his or her principal residence than the location at which the Participant was employed immediately preceding such change. In no event will a Participant have the right to terminate his or her employment for Good Reason unless (x) such Participant provides written notice to the Company within ninety (90) days after the initial occurrence of the event or condition that gives such Participant the right to terminate his or her employment for Good Reason and (y) the Company has not cured such Participant’s right to terminate his or her employment for Good Reason within thirty (30) days of the receipt of such written notice by the Company. In the event that there is a Restricted Stock Unit Agreement or Participant Agreement defining Good Reason, “Good Reason” shall have the meaning provided in such agreement, and a Termination by the Participant for Good Reason hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Restricted Stock Unit Agreement or Participant Agreement are complied with.

(m) “Participant” means an Eligible Person who has been granted Restricted Stock Units under the Plan or, if applicable, such other Person who holds Restricted Stock Units.

(n) “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(o) “Payment Date” shall mean the Service Recipient’s first administratively practicable payroll date immediately following the Vesting Date.

(p) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(q) “Plan” means this RenaissanceRe Holdings Ltd. 2016 Restricted Stock Unit Plan, as amended from time to time.

(r) Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

(s) “Restricted Stock Unit” means a notional unit representing the right to receive a cash amount equal to the Fair Market Value of one share of Stock on a specified settlement date.

(t) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.

(u) “Service Recipient” means, with respect to a Participant holding Restricted Stock Units, either the Company or an Affiliate by which the original recipient of such Restricted Stock Units is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(v) “Stock” means the full voting common shares, par value $1.00 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 5 hereof.

(w) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Restricted Stock Units constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of Restricted Stock Units constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Restricted Stock Units.

(x) “Vesting Date” means, with respect to any Restricted Stock Unit, the date upon which the applicable vesting conditions set forth in a Participant’s Restricted Stock Unit Agreement are satisfied.

3. ADMINISTRATION.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Restricted Stock Units; (iii) determine the terms and conditions of, and all other matters relating to, Restricted Stock Units; (iv) prescribe Restricted Stock Unit Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Restricted Stock Unit Agreements and correct defects, supply omissions, and reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its shareholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Restricted Stock Units at any time and for any reason, subject to Section 5(b), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, by the Participant for Good Reason, or due to the Participant’s death, disability or retirement (as such terms may be defined in an applicable Restricted Stock Unit Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to Restricted Stock Units granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Restricted Stock Units granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

4. RESTRICTED STOCK UNITS.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate Restricted Stock Unit Agreements, which agreements need not be identical. Notwithstanding anything contained in the Restricted Stock Unit Agreement, the Committee shall have the authority to remove any or all of the conditions imposed on, and restrictions relating to, the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the applicable date of grant, such action is appropriate. Participants shall have no rights with respect to the Restricted Stock Units granted hereunder beyond those of a general creditor of the Company, and such Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

(b) Dividend Equivalents. If, during the time a Restricted Stock Unit remains outstanding, a cash dividend is declared and paid by the Company in respect of the Stock, except as otherwise provided in a Participant’s Restricted Stock Unit Agreement, for each outstanding Restricted Stock Unit then held by such Participant, such Participant shall be entitled to a dividend equivalent amount equal to the cash dividend paid by the Company upon one share of Stock. Except as provided by the Committee in a Restricted Stock Unit Agreement, Participant Agreement or otherwise, dividend equivalent amounts shall be retained by the Company and credited to a notional, non-interest bearing, bookkeeping account, and shall be paid to Participants at the same time the Restricted Stock Units to which such dividend equivalent amounts relate are settled in accordance with the Plan. To the extent that such Restricted Stock Units are forfeited prior to settlement, so too will any related dividend equivalent amounts.

(c) Settlement. Restricted Stock Units shall be settled in cash on the Payment Date following the applicable Vesting Date for such vested Restricted Stock Units. The Company shall deduct from all amounts paid to the Participant under the Plan all U.S. federal, state, local, and other taxes required by law to be withheld with respect to such payments.

(d) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Unit Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have vested, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease; (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any vested Restricted Stock Units then held by such Participant that have not been settled shall be settled as soon as practicable following the date of such Termination and in no event later than the Payment Date.

5. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.; CHANGE IN CONTROL.

(a) Capitalization Adjustments. The number of shares of Stock covered by each outstanding Restricted Stock Unit shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Restricted Stock Unit (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any Restricted Stock Unit; (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, a Restricted Stock Unit Agreement or Participant Agreement to the contrary, with respect to any Restricted Stock Unit that is assumed or substituted in connection with a Change in Control, the vesting or settlement of such Restricted Stock Unit may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in a Restricted Stock Unit Agreement or Participant Agreement, any Restricted Stock Unit held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 5(b), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause or by the Participant for Good Reason, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.

6. TRANSFERABILITY OF AWARDS.

Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, Restricted Stock Units and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in a Restricted Stock Unit Agreement or otherwise determined at any time by the Committee.

7. EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted Restricted Stock Units under the Plan or, having been selected for the grant of Restricted Stock Units, to be selected for the grant of any other Restricted Stock Units. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

8. AMENDMENT OF THE PLAN OR AWARDS; PLAN TERMINATION.

(a) Amendment. The Board or the Committee, at any time, and from time to time, may amend the Plan and/or the terms of the Restricted Stock Units; provided, however, that the rights provided under Restricted Stock Units outstanding at the time of any such amendment shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 5 hereof, shall constitute an amendment to the Plan or a Restricted Stock Unit for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Restricted Stock Units from time to time as necessary to bring such Restricted Stock Units into compliance with applicable law, including, without limitation, Section 409A of the Code and Section 457A of the Code.

(b) Termination or Suspension of Plan. The Board may suspend or terminate the Plan at any time. No Restricted Stock Units may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Restricted Stock Units then outstanding hereunder until such time as all Restricted Stock Units under the Plan have been terminated, forfeited, or otherwise canceled, or earned, settled, or otherwise paid out, in accordance with their terms.

9. EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date.

10. MISCELLANEOUS.

(a) Section 409A; Section 457A. It is intended that the payments to be made under this Plan comply with the “short-term deferral exemption” provided under each of Section 409A and 457A of the Code and the regulations promulgated thereunder, and the Committee shall interpret the Plan provisions accordingly. Notwithstanding such, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on any Participant by Section 409A or 457A of the Code or any damages for failing to comply with Section 409A or 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Sections 409A and 457A of the Code).

(b) Other Benefits. No Restricted Stock Units granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of Restricted Stock Units to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Restricted Stock Units is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Restricted Stock Unit Agreement as a result of a clerical error in connection with the preparation of the Restricted Stock Unit Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Restricted Stock Unit Agreement.

(d) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Restricted Stock Units granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that a Restricted Stock Unit is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Restricted Stock Unit, subject to applicable law.

(e) Data Privacy. As a condition of receipt of any Restricted Stock Units, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 10(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Restricted Stock Units and the Participant’s

participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Restricted Stock Units (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Restricted Stock Units and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Restricted Stock Units and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting Restricted Stock Units, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Restricted Stock Units and the Participant’s participation in the Plan. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Restricted Stock Units and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Restricted Stock Units if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(f) Participants Outside of the United States. The Committee may modify the terms of any Restricted Stock Unit under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Restricted Stock Unit shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Restricted Stock Unit to the Participant, as affected by non-U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Restricted Stock Unit to a Participant who is a resident, or is primarily employed or providing services, in the United States. A Restricted Stock Unit may be modified under this Section 10(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Restricted Stock Unit is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.

(g) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Restricted Stock Units to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Restricted Stock Units that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Restricted Stock Units. In the event of any such reduction, the Participant will have no right with respect to any portion of the Restricted Stock Units that is so reduced or extended.

(h) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or bye-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of Bermuda without reference to the principles of conflicts of laws thereof.

(k) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(l) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(n) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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